Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

 BY SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted by Section 906 of the Sarbanes—Oxley Act of 2002, the undersigned, as Vice President and Chief Financial Officer of STR Holdings, Inc. (the “Company”), does hereby certify that to my knowledge:

1.          the Company’s Quarterly Report on Form 10—Q for the fiscal quarter ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          the information contained in the Company’s Quarterly Report on Form 10—Q for the fiscal quarter ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2012	/s/ JOSEPH C. RADZIEWICZ
	Name:	Joseph C. Radziewicz
	Title:	Vice President and Chief Financial Officer (Principal Financial Officer)